                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Equity Income Fund, Blue Chip Stock Series 3, Premier American Portfolio, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-61155 of our opinion dated September 19, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 16, 1996